UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported) June 27, 1996
                                                          -------------

                         MICROTECH MEDICAL SYSTEMS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                     2-94117-D              84-0867911
    (State or other jurisdiction         (Commission          (IRS Employer
     of incorporation)                   File Number)       Identification No.)


                2 North Cascade, Colorado Springs, Colorado 80903
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          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code (719) 520-1800
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Item 1.   Changes in Control of Registrant

         On June 27, 1996, Jerry Kilgore ("Kilgore"), a former officer of the Company, sold an aggregate of 26,835,000 shares of common stock of the Company (the "Shares"), representing 40.3% of the Company's outstanding common stock, to Kenneth M. Cahill ("Cahill"), the Tiegs Family Trust (an affiliate of Darel A. Tiegs) ("Tiegs"), the R Lazy J Trust (an affiliate of J. Royce Renfrow) ("Renfrow"), and James Humpal ("Humpal"), for an aggregate purchase price of $561,946 in cash, pursuant to an Agreement dated May 16, 1996 (the "Sale Agreement"), between Kilgore, Cahill, Tiegs and Renfrow. Cahill, Tiegs, Renfrow and Humpal shall be collectively referred to herein as the "Purchasers." Of the 26,835,000 Shares of common stock sold by Kilgore, Cahill purchased 12,880,800 of the Shares, Tiegs purchased 6,708,750 of the Shares, Renfrow purchased 6,708,750 of the Shares, and Humpal purchased 536,700 of the Shares.

         The source of the purchase price with respect to each of the Purchasers was as follows: (i) Mr. Cahill purchased his Shares with $269,733 of the proceeds of a $300,000 loan extended to Mr. Cahill by James Wright. The loan extended by Mr. Wright bears no interest, and the principal amount of the loan is due and payable in full on August 17, 1996. The loan is unsecured. (ii) Tiegs, Renfrow and Humpal purchased their Shares with funds obtained from loans extended by Mr. Cahill to such Purchasers in the aggregate amount of $292,213. Each of these loans bears interest at the rate of 9% per annum, and principal and interest under each of the loans is due and payable in full on June 27, 1997. The loans are unsecured.

         As of the date of this report, Cahill (and his affiliates) holds an aggregate of 12,880,800 shares of the Company's common stock, or 19.35% of the outstanding common stock, Tiegs (and its affiliates) holds an aggregate of 6,708,750 shares of the Company's common stock, or 10% of the outstanding common stock, Renfrow (and its affiliates) holds 6,708,750 shares of the Company's common stock, or 10% of the outstanding common stock, and Humpal (and his affiliates) holds 536,700 shares of the Company's common stock, or less than 1% of the outstanding common stock.

         Pursuant to the Sale Agreement, of the total purchase price amount of $561,946, (i) $63,600 was paid by the Purchasers to Kilgore, and (ii) $498,346 was paid by the Purchasers directly to the Company on behalf of Kilgore, as payment in full of all amounts due by Kilgore to the Company pursuant to a Settlement Agreement dated July 13, 1995, between Kilgore and the Company (the "Settlement Agreement"), and a promissory note issued by Kilgore to the Company pursuant to the Settlement Agreement.

         In connection with the Sale Agreement, on June 27, 1996, the members of the Company's Board of Directors, Charles L. Diehl and J. Kenneth McClatchy, resigned from the Board of Directors and as the Company's officers, and Kenneth
M. Cahill, J. Royce Renfrow, James A. Humpal, and Darel A. Tiegs were appointed as Board members to fill the four vacancies on the Board. In addition, Kenneth Cahill was appointed as Chief Executive Officer and President of the Company, Darel Tiegs was appointed as Vice President, and J. Royce Renfrow was appointed as Corporate Secretary and General Counsel.

         As additional consideration for the sale of the Shares, the Purchasers agreed to submit to the Company's new Board of Directors a proposal to sell the Company's medical test kit manufacturing operations to Kilgore. The Purchasers, as new directors of the Company, also agreed to vote in favor of this asset sale transaction and to recommend to the shareholders of the Company the approval of such sale.



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         Following the consummation of the transactions contemplated in the Sale
Agreement, Kilgore continues to hold options to purchase up to 3,000,000 shares of the Company's common stock. Pursuant to the Sale Agreement, Kilgore has agreed that, upon exercise of any of such options, he will appoint one or more of the Purchasers as proxy to vote the shares acquired upon such exercise at any shareholder meeting. In addition, Kilgore has agreed that he will use his best efforts in obtaining proxies for approximately 5,000,000 additional shares of the Company's outstanding common stock in order to obtain shareholder approval of any transaction requiring shareholder approval, including the sale of the Company's medical laboratory test kit manufacturing operations to Kilgore.

         The Sale Agreement also contemplates that Kilgore will remain as an employee of the Company until the sale of the medical test kit manufacturing operations has been consummated. Kilgore will be paid a salary of $9,250 per month until his employment terminates upon such sale.

         In connection with the transactions contemplated by the Settlement Agreement and the resignation of its former directors, Messrs. Diehl and McClatchy, the Company has entered into an Indemnification Agreement with Messrs. Diehl and McClatchy, dated June 27, 1996, pursuant to which the Company has acknowledged its continuing obligation to indemnify Messrs. Kilgore, Diel and McClatchy for claims that may be asserted against such persons in connection with the Settlement Agreement transactions. The Indemnification Agreement provides that the Company will indemnify the former directors against such claims to the fullest extent permitted by the Company's Articles of Incorporation and Colorado Corporation Law.

Item 2.   Acquisition or Disposition of Assets

         The Company has entered into an Asset Purchase Agreement dated June 27, 1996 (the "Asset Purchase Agreement"), between the Company and Kilgore, pursuant to which the Company has agreed to sell its medical test kit manufacturing operations, including all licenses, contracts, inventories, operating assets, personal and real property, and any other assets related to such operations (the "Assets") to Kilgore for $251,000. The parties to the Asset Purchase Agreement have agreed that the Company shall present the terms of the sale of the Assets to the shareholders of the Company for their vote prior to the consummation of the transaction. The Company intends to submit a proposal to approve the transactions at the Company's annual meeting of shareholders, which the Company intends to hold as soon as practicable.

         The Asset Purchase Agreement contemplates that Kilgore will purchase all of the Assets and assume all liabilities of the Company related to the medical test kit manufacturing operations. In payment for the Assets, Kilgore shall deliver to the Company (i) $1,000 in cash, and (ii) a promissory note in the principal amount of $250,000 (the "Note"). The Note will bear interest at the Colorado National Bank Prime Lending Rate in effect on June 27, 1996, plus one percent. Interest accrued under the Note will be payable monthly, and the principal amount of $250,000 will be due and payable in full on June 1, 2001. The Note will be secured by (i) an option held by Kilgore to purchase 3,000,000 shares of the Company's common stock, (ii) 16,000 shares of Valley of Sun, an
Arizona corporation, and (iii) a promissory note issued by Carolina Multicommunications Corporation, an Arizona corporation, to Kilgore, in the principal amount of $235,000.

         The Purchasers of Kilgore's Shares have agreed in the Sale Agreement to effect a corporate name change of the Company following the sale of the Assets, and to transfer use of the name "Microtech Medical Systems" or "Microtech Medical" to Kilgore.



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         The  Company  has  decided  to divest  itself of its  medical  test kit products manufacturing operations in order to take advantage of real estate markets and opportunities, especially those in Colorado, and to avoid the risks of the high level of regulation, the rapidly changing technology, and the potential liability associated with medical production. Management of the Company believes that this change of business focus is in the best interests of the Company and its shareholders.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

10.5 Agreement dated May 16, 1996, between Jerry G. Kilgore, Tiegs Family Trust, Kenneth Cahill, Mont Blanc Development Corporation and/or nominees, and approved by the Company

10.6 Asset Purchase Agreement dated June 27, 1996, between the Company and Jerry G. Kilgore

10.7 Indemnification Agreement dated June 27, 1996, between the Company, Charles Diehl and J. Kenneth McClatchy

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MICROTECH MEDICAL SYSTEMS, INC.

                                     (Registrant)




Date:  July 18, 1996                  By: /s/ J. Royce Renfrow
                                          ---------------------
                                          J. Royce Renfrow
                                          General Counsel and
                                          Corporate Secretary




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